SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2003

WATSON WYATT & COMPANY HOLDINGS

(Exact name of registrant as specified in its charter)

Delaware	52-2211537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1717 H Street NW

Washington, D.C. 20006-3900

(Address of principal executive offices, including zip code)

(202) 715-7000

(Registrant’s telephone number, including area code)

ITEM 5.  OTHER EVENTS

Walter W. Bardenwerper, Vice President, General Counsel and Secretary, has adopted a written 10b5-1 Sales Plan pursuant to the Securities and Exchange Commission Rule 10b5-1.  The Plan permits the trading in the Company’s common stock, par value $0.01 per share, in accordance with SEC rules.  The Plan is in compliance with SEC rules and applicable securities regulations.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Watson Wyatt & Company Holdings

(Registrant)

Date: November 12, 2003	BY:	/s/ John J. Haley
John J. Haley
President and Chief Executive Officer